Exhibit 99.1

AppLovin Announces GQG Purchase of 10 Million Shares of Class A Common Stock from KKR

PALO ALTO – August 14, 2023 – AppLovin Corporation (NASDAQ: APP) (“AppLovin” or the “Company”), a leading marketing platform, today announced that KKR Denali Holdings L.P. (“KKR”) entered into an agreement with GQG Partners LLC (“GQG”), a leading global equity investment boutique, to sell 10 million shares of AppLovin’s Class A common stock in a direct placement to client accounts managed by GQG.

Adam Foroughi, AppLovin’s co-founder, Chief Executive Officer and Chairperson, said “We appreciate GQG’s support and look forward to our continued relationship.”

GQG said “GQG is delighted to announce that it has increased its investment in AppLovin on behalf of client accounts. We have been impressed by the company’s strong execution.”

The transaction is expected to close on August 21, 2023. KKR will receive all of the proceeds from the offering. AppLovin is not offering any shares of its common stock in the offering. This transaction was negotiated directly between KKR and GQG.

The sale of shares will be made pursuant to a shelf registration statement that became effective automatically upon its filing with the Securities and Exchange Commission (the “SEC”) on June 1, 2023 and a prospectus supplement that will be filed with the SEC by August 16, 2023. Copies of these documents may be obtained, free of charge, at the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AppLovin

AppLovin accelerates business growth with market leading technologies. AppLovin’s end-to-end software solutions support profitable growth by optimizing monetization and by using powerful machine learning to make data-driven marketing decisions. AppLovin partners with businesses to deliver personalized experiences at a massive global scale. AppLovin is headquartered in Palo Alto, California with several offices globally.

About GQG

GQG Partners is a leading global equity investment boutique. Driven by client-alignment, GQG has delivered strong long-term investment results across its core strategies. GQG Partners manages more than US $108 billion in client assets as of July 31, 2023. GQG is listed on the Australian Securities Exchange and is majority owned by its employees. Headquartered in Ft. Lauderdale Florida, with offices in New York, London, Seattle and Sydney, the firm strives for excellence at all levels of its organization through a commitment to independent thinking, continual growth, cultural integrity, and a deep knowledge of the markets.

About KKR

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include statements regarding the closing of the transaction between KKR and GQG and the filing of a prospectus supplement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with a transaction between two third parties to the Company, as well as the risks described in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2023. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Contacts

Investors

David Hsiao

ir@applovin.com

Press

Kim Hughes

press@applovin.com

Source: AppLovin Corp.